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                                AMERICAN PARTNERS LIFE INSURANCE COMPANY
                                      APL Variable Annuity Account 1

                                            POWER OF ATTORNEY


City of Minneapolis

State of Minnesota


The undersigned, as a principal financial officer of American Partners Life Insurance Company (APL), sponsor of the unit investment trust consisting of the APL Variable Annuity Account 1 in connection with the filing of a registration statement on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940, hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Sherilyn K. Beck, Colin Lancaster and Timothy S. Meehan or any one of them, as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

Dated the 8th day of April, 1998.



/s/  Jeffrey S. Horton                         April 8, 1998
     Jeffrey S. Horton
     Vice President and Treasurer